November 4, 2014

Mr. Kevin C. Berryman

Dear Kevin:

We are pleased to offer you the position of Executive Vice President and Chief Financial Officer. You will report directly to Craig Martin, President and CEO. We believe that this is an outstanding opportunity for you to become a part of the Jacobs team, and we are confident that your experience will contribute to our success.
This offer of employment is conditional upon your acceptance of the terms and conditions outlined in this letter and the attached Employee Acceptance Statement. Jacobs is an at will employer, meaning that either party may terminate the employment relationship at any time and for any reason, with or without notice.
Your effective date of hire will be on a mutually agreeable date on or around mid-December 2014 or early January 2015. The position is classified as exempt with no eligibility for overtime.

Your offer includes the following elements:

•
An annual base salary of $750,000, which corresponds to a bi-weekly salary of $28,846.16. You will be eligible for salary increase consideration annually in May. Compensation increases are based on individual contributions and external market position.

•
Participation in Jacobs’ Incentive Bonus Plan, Formula Level 5 with a bonus opportunity of 104%. Annual bonuses are subject to performance and other requirements as described in the terms and conditions of the plan. You will receive a pro-rated payout for fiscal year 2015 based on your start date.

•
A Sign On bonus of $2,000,000 (subject to applicable taxes & withholdings). The first payment of $1,500,000 will be paid within 30 days of start date and the second payment of the remaining amount of $500,000 will be paid within 30 days of the first anniversary of your hire date.

▪
If you voluntarily separate from Jacobs without “good reason” (as defined in Section 409A of the Internal Revenue Code) or are discharged by Jacobs for “cause” (as defined below) within a year following each payment you are responsible for reimbursing Jacobs the amount of such payment. If you voluntarily separate prior to receipt of the second payment, your right to such second payment shall cease.

▪	If you are terminated by the Company without cause, you shall be entitled to retain the sign-on payment(s) paid as of the date of such termination.

▪	In addition, if you are terminated by the Company without cause within the first year of employment, you also will receive an amount equivalent to one-year’s base salary.

▪
“Cause” in this agreement means: (i) an intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of your employment with the Company;(ii) intentional damage to the Company’s assets;(iii) intentional disclosure of Company’s confidential information contrary to the Company’s policies;(v) intentional engagement in any competitive activity which would constitute a breach of your duty of loyalty or of your contractual obligations;(vi) intentional breach of any of the Company’s policies;(vii) the willful and continued failure to substantially perform your duties for the Company (other than as a result of incapacity due to physical or mental illness); or (viii) willful conduct by you that is demonstrably and materially injurious to the Company, monetarily or otherwise.For purposes of this paragraph, and act, or a failure to act, shall not be deemed willful or intentional, as those terms are defined herein, unless it is done, or omitted to be done, by you in bad faith or without a reasonable belief that your action or omission was in the

Kevin Berryman

best interest of the Company. Failure to meet performance standards or objectives, by itself, does not constitute “Cause”. “Cause” also includes any of the above grounds for dismissal regardless of whether company learns of it before or after terminating your employment.

▪
$5,250,000 of Jacobs’ restricted stock vesting over 3 years (40%, 40%, and 20%) from the date of award. Specific details of this grant, including its terms and conditions, will be forwarded to you under separate cover after your employment date. The specific number of restricted shares will be determined based on the closing stock price on the date approved by the Human Resources & Compensation Committee of the Board of Directors.

1
Participation in the annual equity program commensurate with the award level granted to Executive Vice Presidents. All such equity awards are subject to and in accordance with the terms and conditions of the 1999 Jacobs Engineering Group Inc. Stock Incentive Plan, and subject to approval of Jacobs’ Human Resource and Compensation Committee of the Board of Directors.

2
A 2014 EVP Equity Award of 24,000 options (4 year pro-rata vesting), 8,000 performance shares based on Net Earning Growth, and 8,000 performanmace shares based on relative TSR. Performance share awards are subject to a three year vesting period ending May 2017.

3	Eligibility to participate in the Jacobs’ Executive Deferral Plan, subject to requirements as described in the terms and conditions of the plan.

4	Relocation assistance as per attached Relocation Policy provided you relocate within 1 (one) year of your start date.

5
Paid time off of 5 weeks annually. PTO will accrue at a rate of 25 days (200 hours) per calendar year (in addition to the six US company paid holidays). PTO is subject to the conditions outlined in the Jacobs Paid Time Off (PTO) policy.

6
Healthcare benefits are effective the first of the month following your date of hire. Benefits coverage and plan options are described in the enclosed Benefits brochure. Should you have additional questions regarding benefits, please let me know.

7This offer is contingent upon approval by the Compensation Committee of Jacobs’ Board of Directors.

Other Considerations:

•	Jacobs agrees to support placement on an external board (including placement fee). Timing of a future external board placement will be determined by mutual agreement.

To indicate your acceptance of this offer, please countersign and return this offer letter. Additionally, please review and sign the enclosed Employee Acceptance Statement, which notes our conditions of employment and your rights and responsibilities. Both signed documents should be returned to me at Lori.Sundberg@jacobs.com.

Background check and drug screening information will be sent under separate cover.

Kevin Berryman

Kevin, we are very pleased at the prospect of you joining the Jacobs senior management team.

Sincerely,

On behalf of JACOBS,

/s/ Lori S. Sundberg

Lori S. Sundberg
Senior Vice President, Global Human Resources

I hereby accept the terms and conditions of this Letter of Offer:

___/s/ Kevin C. Berryman_____________            November 12, 2014___________
Kevin C. Berryman                        Date

cc:    Craig Martin, CEO and President

Kevin Berryman

EMPLOYEE ACCEPTANCE STATEMENT

The following information addresses Jacobs’ employment requirements and your rights and responsibilities. Jacobs is an employer at will; wherein, either party may conclude the employment relationship at any time.

Equal Employment Opportunity
Jacobs provides a workplace free of discrimination and harassment. Our Equal Employment Opportunity and Affirmative Action Programs promote equality in the design and administration of personnel actions, such as recruitment, compensation, benefits, transfers and promotions, training, and social and recreational programs. These activities shall be administered equitably without regard to race, color, religion, gender, age, national origin, disability, veteran status, or any other characteristic protected by law. Any employee with questions or concerns about any type of discrimination in the workplace is encouraged to bring these issues to the attention of his/her immediate supervisor, the Human Resources Department, the Compliance Officer and/or the Integrity Hotline. Employees can raise concerns and make reports without fear of reprisal. Anyone found to be engaging in any type of unlawful discrimination will be subject to disciplinary action up to and including termination of employment.

References
Employment is conditional upon completion of an Application of Employment. Employment is also conditional upon satisfactory reference checks and/or background screening, as appropriate. You authorize any and all persons, schools, companies, and other organizations to supply Jacobs with any information they have concerning you as it relates to employment eligibility and qualifications and release them from liability with respect thereto. You agree that if Jacobs finds any misrepresentation or is dissatisfied with the results of any portion of this review, any offer of employment may be withdrawn or employment terminated.

Employment Eligibility
As a requirement of the U.S. Immigration Reform and Control Act of 1986, all employees hired to work in the United States must show evidence of employment eligibility and identity. Employment is conditional upon your ability to verify your eligibility for employment with Jacobs in the United States. Enclosed is a list of acceptable documents for I-9 purposes. Please be prepared to comply with this requirement within three (3) business days of starting work by presenting either one document from List A OR one document each from List B and List C. Should you require information regarding immigration questions, please contact me to discuss our procedures.

Drug-Free Workplace
You understand that in accordance with Jacobs’ policy, employment is conditional upon you passing a pre-employment drug screen. Billy Mitcham in Houston Human Resources, at , will contact you and assist in arranging for your drug screen.
Confidentiality and Business Conduct
As a further condition of employment, on your first day of employment, you will be asked to read and sign a Confidentiality Agreement, read the Jacobs Corporate Policy concerning Business Conduct, and sign a Statement of Understanding and Compliance.

I hereby accept these terms and conditions of employment:

___/s/ Kevin C. Berryman_____________            November 12, 2014___________

Kevin C. Berryman                            Date